                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES
                              AS OF March 1, 2007

                                                          State or
                                                        Jurisdiction           % of
Name of Subsidiary                                    of Incorporation      ownership
------------------                                 ----------------------   ---------
Advantage Diagnostics Corporation                  State of Delaware           100%
Applied Biotech, Inc.                              State of California         100%
Binax, Inc.                                        Delaware                    100%
CLONDIAG Chip Technologies GmbH                    Germany                     100%
DMD - GmbH                                         Germany                     100%
First Check Diagnostics Corp.                      State of Delaware           100%
Forefront Diagnostics, Inc.                        State of California         100%
IMG Holding GmbH                                   Germany                     100%
IMJV GmbH                                          Switzerland                  50%
Innovacon, Inc.                                    State of Delaware           100%
Innovations Research, LLC                          State of Delaware           100%
Instant Technologies, Inc.                         State of Virginia            75%
Inverness Medical - Biostar Inc.                   Delaware                    100%
Inverness Medical (Shanghai), Ltd.                 China                        60%
Inverness Medical (UK) Holdings, Ltd.              United Kingdom              100%
Inverness Medical Australia Pty, Ltd.              Australia                   100%
Inverness Medical Benelux Bvba (4)                 Belgium                     100%
Inverness Medical Canada Inc.                      Canada                      100%
Inverness Medical Deutschland GmbH                 Germany                     100%
Inverness Medical Eurasia, Ltd.                    Ireland                     100%
Inverness Medical France SAS                       France                      100%
Inverness Medical Iberica, S.A.U.                  Spain                       100%
Inverness Medical International Holding Corp. II   State of Delaware           100%
Inverness Medical International Holding Corp.      State of Delaware           100%
Inverness Medical Investments LLC                  State of Delaware           100%
Inverness Medical Japan, Ltd.                      Japan                       100%
Inverness Medical Professional Diagnostics
   - Australia Pty. Ltd.                           Australia                   100%
Inverness Medical Spain, S.L.                      Spain                       100%
Inverness Medical Switzerland GmbH ("IMS")         Germany                     100%
Inverness Medical, Inc. ("IMI")                    State of Delaware           100%
Ischemia Technologies, Inc.                        Delaware                    100%
IVC Industries, Inc.                               State of Delaware           100%
IVD Limited                                        Ireland                      95%
Med-Ox Chemicals Limited                           Canada                      100%
Orgenics International Holdings B.V.               The Netherlands             100%
Orgenics, Ltd. (1)                                 Israel                      100%
Ostex International, Inc.                          State of Washington         100%
Pregymed GmbH                                      Germany                     100%
Promesan S.r.L.                                    Italy                       100%
Scandanavian Micro Biodevices, ApS                 Denmark                     100%
Selfcare Technology, Inc.                          State of Delaware           100%
Stirling Medical Innovations Ltd.                  Scotland                    100%
Unipath Diagnostics Gmbh                           Germany                     100%
Unipath Diagnostics Limited                        United Kingdom              100%
Unipath Management, Ltd.                           United Kingdom              100%
Unipath Online, Inc.                               State of Massachusetts      100%
Unipath Scandinavia AB                             Sweden                      100%
Unipath, Ltd.                                      United Kingdom              100%
Wampole Laboratories, LLC                          State of Delaware           100%

(1) Orgenics, Ltd. has six (6) wholly owned subsidiaries and one majority controlled joint ventures, all operating outside of the United States.